Exhibit 10.4

Execution Version

AMENDMENT NO. 2 TO

AMENDED AND RESTATED SECURED PROMISSORY NOTE

This AMENDMENT NO. 2 TO AMENDED AND RESTATED SECURED  PROMISSORY NOTE (this “Amendment”), dated as of March 31, 2022, is entered into between GP 2XCV LLC, a Delaware limited liability company (the “Borrower”), and B. RILEY COMMERCIAL CAPITAL, LLC, a Delaware limited liability company, or its assigns (the “Noteholder,” and together with the Borrower, the “Parties”), and acknowledged by GP 2XCV HOLDINGS LLC, a Delaware limited liability company (“Holdings”).

WHEREAS, the Borrower has issued to the Noteholder an Amended and Restated Secured Promissory Note, with an effective date of November 17, 2021 and an amendment and restatement date of December 7, 2021 (as amended on January 13, 2022 pursuant to Amendment No. 1 to Amended and Restated Secured Promissory Note, and as further amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Note”);

WHEREAS, the Parties desire to amend the Note on the terms and subject to the conditions set forth herein;

WHEREAS, pursuant to Section 13.11 of the Note, the amendment requested by the Borrower must be contained in a written agreement signed by the Borrower and the Noteholder.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Note.  Section 1.2 of the Note is incorporated by reference herein (for such purposes, any reference to the Note shall be construed as a reference to this Amendment).

1.Amendments to the Note.

A.	The definition of “Advance” in Section 1.1 of the Note is hereby deleted in its entirety and replaced with the following:

““Advance” is a collective reference to the funding by the Noteholder of (i) the Term Loan and (ii) the Revolving Loans.”

B.	The definition of “Exela Notes” in Section 1.1 of the Note is hereby deleted in its entirety and replaced with the following:

“Exela Notes” refers collectively to (a) the notes issued under the Exela Indenture (including, for the avoidance of doubt, to the extent replaced / exchanged in accordance with the terms of the Exchange Document identified in clause (a) of the definition thereof) and (b) the notes issued under that certain 11.500% First-Priority Senior

Secured Notes Due 2026 Indenture, dated as of December 9, 2021, among Parent and Exela Financing, Inc., and U.S. Bank National Association, as trustee (as amended, restated, supplemented or otherwise modified from time to time).

C.	The definition of “Fee Letter” in Section 1.1 of the Note is hereby deleted in its entirety and replaced with the following:

““Fee Letter” means that certain Second Amended and Restated Fee Letter, dated as of the date hereof, between the Borrower and the Noteholder (as amended, restated, supplemented, or otherwise modified from time to time).”

The definition of “Loan” in Section 1.1 of the Note is hereby deleted in its entirety and replaced with the following:

““Loan” means a collective reference to (i) the Term Loan and (ii) the Revolving Loan.”

D.	The definition of “Maturity Date” in Section 1.1 of the Note is hereby deleted in its entirety and replaced with the following:

““Maturity Date” means the earlier of (a) March 31, 2023 and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 3.3 or Section 11; provided that if no Event of Default has occurred and is then-continuing the then-current Maturity Date with respect to the Revolving Loans only shall be automatically extended for successive six (6) month periods upon payment of the applicable fees payable pursuant to the Fee Letter, unless pursuant to written notice delivered by either Party to the other Party not less than thirty (30) days prior to the then-current Maturity Date, such notifying Party elects not to extend the Maturity Date.”

E.	The following new definitions shall be added to Section 1.1 of the Note, in alphabetical order:
a.	““Letters of Credit” shall mean the letters of credit identified by Borrower to the Noteholder in that certain Excel spreadsheet titled “CC+LC Schedules” on or prior to March 31, 2022.”
b.	““Revolving Loan(s)” shall have the meaning ascribed to such term in Section 2A(a) of this Note.”
c.

““Revolving Credit Maximum” shall mean an amount equal to the lesser of (A) $51,000,000 (the “Revolving Commitment”) and (B) the sum of (i) 50% of LC Repayments from time to time, up to a maximum amount under this clause (i) of $7,000,000; (ii) 50% of the repayments pursuant to Section 3.3(e) hereof each month, up to a maximum amount under this clause (ii) of

$2,500,000 per month; (iii) 100% of the net proceeds of any optional prepayments of the Term Loan pursuant to Section 3.2 hereof; and (iv) upon the completion of the March Contribution, an amount equal to $10,000,000.”

d.

““Second Equity Support Letter” means that certain letter agreement dated as of March 31, 2022 by and between Exela, the Noteholder and B. Riley Securities, Inc. (as amended, restated, supplemented, or otherwise modified from time to time).”

e.

““Term Loan” means the loan evidenced by this Note in the original aggregate principal amount of One Hundred Fifteen Million Dollars ($115,000,000.00), having an outstanding principal amount as of March 31, 2022 equal to $92,325,000.””

F.	A new Section 2A shall be added to the Note as follows:

“2A. Revolving Loans.

(a)On the terms and subject to the conditions set forth in Section 2A(b) of Note, Noteholder agrees to make available one or more revolving loans (such loans collectively called “Revolving Loans” and individually called a “Revolving Loan”) to Borrower from time to time on and after the Effective Date and on or prior to sixty (60) days prior to then-current Maturity Date on a revolving basis (i.e., subject to the terms, conditions and limitations set forth herein, Borrower may borrow, repay and re-borrow Revolving Loans); provided that the total outstanding principal amount of all of the Revolving Loans in the aggregate shall not exceed the Revolving Credit Maximum.

(b)The obligation of the Noteholder to make a Revolving Loan to Borrower, and the right of Borrower to borrow a Revolving Loan, is subject to the satisfaction or waiver by the Noteholder of the following conditions precedent:

(i)No Default or Event of Default shall have occurred and be continuing on the date of request for such Revolving Loan or the date of the funding thereof;

(ii)The principal amount of such Revolving Loan, when added to the principal amount of the Revolving Loans then-outstanding, shall not exceed the

Revolving Credit Maximum;

(iii)Borrower shall have delivered to Noteholder a borrowing request with respect to such Revolving Loan, no later than 12:00 p.m. (Pacific Time) at least five (5) Business Days prior to such proposed borrowing (“Funding Date”), provided that if the borrowing request is in excess of $5,000,000, the Borrower shall provide thirty (30) days’ notice prior to the applicable Funding Date;

(iv)The representations and warranties made by each Loan Party in this Note and the other Loan Documents (except such representations and warranties made as of a specified date) shall be deemed to be remade by Borrower, and shall be true and correct in all material respects on and as of  the date of such borrowing request and the Funding Date (notwithstanding the introductory clause in Section 7 hereof) (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date) each time that Borrower requests a Revolving Loan under this Note, and each such borrowing request shall also constitute a representation and warranty by Borrower that, immediately after giving effect to the funding of the requested Revolving Loan, no Default or Event of Default shall have occurred and remain continuing; and

(v)The Noteholder shall have a First Priority, perfected Lien on the Collateral.

Subject to the satisfaction or waiver by the Noteholder of the conditions set forth in this Section 2A(b), Noteholder will advance on the Funding Date a Revolving Loan.

(c)With respect to the Revolving Loans (and in lieu of Section 6.4 of the Note, which shall apply only with respect to Advances of the Term Loan), Noteholder shall maintain a loan account (the “Loan Account”) on its books for Borrower in which shall be recorded (a) all Revolving Loans made by Noteholder to Borrower pursuant to this Note, (b) all payments made by Borrower on all such Revolving Loans, and (c) all other appropriate debits and credits as provided in this Note, including, without limitation, all fees, charges, expenses, and interest.  All entries in the Loan Account shall be made in accordance with the terms of this Note and Noteholder’s customary accounting practices as in effect from time to time.  Borrower promises to pay the amount reflected as owing by Borrower under its Loan Account (absent manifest error) and all of its other obligations hereunder as such amounts become due or are declared due pursuant to the terms of this Note.  Notwithstanding the foregoing, the failure so to record any such amount or any error in so recording any such amount shall not limit or otherwise affect Borrower’s obligations under this Note to repay the outstanding principal amount of the Revolving Loans together with all interest accruing thereon.  The Loan Account shall be available for inspection by Borrower or its designated agents or representatives at any reasonable time and from time to time upon reasonable prior notice.”

2. Section 3.2 of the Note is hereby amended and restated in its entirety as follows:

“3.2Optional Prepayments. The Borrower may prepay the Term Loan or the Revolving Loan in whole or in part at any time or from time to time by paying on the date of prepayment, the principal amount to be prepaid together with, accrued and unpaid interest thereon to the date of prepayment, but without premium or penalty, other than any applicable the fees payable under the Fee Letter relating thereto. No prepaid amount of Term Loans may be reborrowed.  Notwithstanding Section 6.2 hereof, any optional prepayments of the Term Loan or the Revolving Loan under this Section 3.2 shall be applied to the Term Loan or Revolving Loan, as applicable, and not ratably to all Loans. No optional prepayments of the Term Loan may be made while any Revolving Loan is outstanding.

G.	Section 3.3 of the Note is hereby amended and restated in its entirety as follows:

“3.3Mandatory Prepayments. The Borrower shall be required to prepay (or pay, in the case of clause (g) below) the outstanding principal balance of the Loan, together with any accrued and unpaid interest thereon and related fees and expenses hereunder or under any Loan Document upon the occurrence of the following events and in or to the extent of the following amounts (plus the above referenced interest and fees) (any such prepayment, a “Mandatory Prepayment”):

a.	Upon the incurrence of any Debt not permitted under Section 9.1, in an amount equal to the net proceeds of such Debt;
b.	Upon the receipt of any principal payments received under the Exela Notes or the Exela Term Loans, whether mandatory or voluntary, in the amount of such principal payments received;
c.

Upon the receipt of any cash payment (including any portion of the “Cash Amount” (as defined in the Exchange Documents)) as consideration for the Exchange, in the amount of such cash payments received;

d.	Upon the sale by the Borrower of any Portfolio Investment in accordance with Section 9.6 hereof;
e.	Upon the events set forth in the Second Equity Support Letter, the amounts specified therein;
f.

Promptly following the receipt from time to time by Parent of any cash collateral supporting the Letters of Credit or cash amounts returned by the beneficiaries of such Letters of Credit, in an amount equal to such cash so received, up to a maximum amount of $14,000,000 (the “LC Repayments”);

g.	No later than April 1, 2022, a principal amount of $20,000,000 (the “First April Principal Payment”); and
h.

Upon the Maturity Date; provided that, in the event either Party elects not to extend the Maturity Date in respect of the Revolving Loans in accordance with the definition of “Maturity Date”, the outstanding principal amount of the

Revolving Loans as of the Maturity Date shall be due and payable in 12 equal installments on the last Business Day of each calendar month thereafter.”

H.	Section 8.7 of the Note is hereby amended and restated in its entirety as follows:

“8.7 Use of Proceeds. Use the proceeds of the Term Loan and the Parent Investments solely to purchase Exela Notes and Exela Term Loans in accordance with the terms hereof, and use the proceeds of the Revolving Loan for general corporate purposes not otherwise prohibited hereunder.”

I.	Section 8.8(e) of the Note is hereby amended by replacing “the Portfolio Investments” with “the Loan Parties” therein.
J.	Section 9.6 of the Note is hereby amended by adding the words “Except as otherwise permitted hereunder or under the Loan Documents,” to the beginning of such section.
K.	Section 9.7 of the Note is hereby amended by adding the words “Other than dividends from the proceeds of the Revolving Loan,” to the beginning of such section.

2.Limited Effect.  Each of Borrower and Holdings confirms and agrees that the Note and each other Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Note, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as modified by this Amendment. For greater certainty and without limiting the foregoing, each of Borrower and Holdings hereby confirms that the existing security interests granted by it in favor of the Noteholder pursuant to the Loan Documents in the Collateral described therein shall continue to secure the Obligations as and to the extent provided in the Loan Documents.  The amendment contained herein shall not be construed as a waiver or amendment of any other provision of the Note or the other Loan Documents for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of Noteholder.

3.Conditions Precedent. This Amendment shall become effective upon the date (the “Effective Date”) on which the Noteholder shall have received:

(a)This Amendment, duly executed and delivered by the Borrower, Noteholder and Holdings;

(b)The contribution to the Borrower’s Collateral Account of Exela Notes in the face of amount of $25,000,000, (the “March Contribution”), in form and substance satisfactory to the Noteholder (for the avoidance of doubt, the Borrower and Holdings acknowledge and agree that such contributed Exela Notes shall, upon contribution thereof, be subject to a first priority security interest in favor of the Noteholder pursuant to the Security Agreement and the Securities Account Control Agreement);

(c)The execution of the Fee Letter by Borrower and Noteholder, and the payment by Borrower to Noteholder of the fees due and payable thereunder;

(d)The execution by the Borrower of an engagement letter with B. Riley Securities, Inc. and the payment of the fees thereunder;

(e)in form and substance satisfactory to the Noteholder, a certificate from each Loan Party, certified by an authorized officer or manager of such Loan Party, confirming: (i) each of the representations and warranties made by such Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof (except that any representation or warranty which by its terms is made as of an earlier date is true and correct in all material respects as of such earlier date), (ii) no Default or Event of Default has occurred or is continuing as of the date thereof, and (iii) the resolutions of the governing body of such Loan Party approving this Amendment and the transactions contemplated hereby; and

(f)a favorable written opinion of Willkie, Farr & Gallagher, LLP, counsel to the Loan Parties, addressed to the Noteholder and covering such matters relating to the Loan Parties, this Amendment, and the transactions contemplated herein and therein as the Noteholder shall reasonably request;

(g)a favorable written opinion of Willkie, Farr & Gallagher, LLP, counsel to the Loan Parties, addressed to the Noteholder and covering such matters relating to the status of the Borrower as a bankruptcy-remote entity and non-consolidation with Parent, as the Noteholder shall reasonably request;

(h)payment of all fees required to be paid and payment of all reasonable out-of-pocket expenses for which invoices have been presented (including the reasonable out-of-pocket fees and expenses of legal counsel), at least one (1) Business Day before the Effective Date; and

(i)copies of Uniform Commercial Code lien search reports, each as of a recent date, in all necessary or appropriate jurisdictions and under all legal and tradenames of the Loan Parties, as requested by the Noteholder, indicating that there are no prior Liens on the Collateral except as permitted under this Note or the applicable Collateral Documents;

(j)Each of the representations and warranties made by each Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except where such representations and warranties that are qualified by “materiality”, “in all material respects”, “Material Adverse Effect” or words of similar import, then such representations and warranties shall be true and correct in all respects) on and as of the Effective Date (except that any representation or warranty which by its terms is made as of an earlier date is true and correct in all material respects as of such earlier date); and

(k)No Default or Event of Default shall have occurred and be continuing on the Effective Date.

4.Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder (before and after giving effect to this Amendment) that:

(a)This Amendment has been duly executed and delivered on behalf of the Borrower. This Amendment and the Note constitute the legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)Each of the representations and warranties made by the Borrower herein or in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof (except that any representation or warranty which by its terms is made as of an earlier date is true and correct in all material respects as of such earlier date).

(c)No Default or Event of Default has occurred and is continuing, or will result from this Amendment.

5.Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the Borrower, the Noteholder, Holdings, and each of their respective permitted successors and assigns.

6.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

7.Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

8.Costs and Expenses. The Borrower agrees to pay or reimburse the Noteholder for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented out-of-pocket fees and disbursements of counsel to the Noteholder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

GP 2XCV LLC

By	/s/ Matt Brown
Name:	Matt Brown
Title:	Manager – Authorized Person

B. RILEY COMMERCIAL CAPITAL, LLC

By	/s/ Phillip J. Ahn
Name:	Phillip J. Ahn
Title:	Chief Financial Officer

Acknowledged:
GP 2XCV HOLDINGS LLC

By	/s/ Matt Brown
Name:	Matt Brown
Title:	Manager – Authorized Person

Signature Page to Amendment No. 2 to Amended and Restated Secured Promissory Note

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

GP 2XCV LLC

By	/s/ Matt Brown
Name:	Matt Brown
Title:	Manager – Authorized Person

B. RILEY COMMERCIAL CAPITAL, LLC

By	/s/ Phillip J. Ahn
Name:	Phillip J. Ahn
Title:	Chief Financial Officer

Acknowledged:
GP 2XCV HOLDINGS LLC

By	/s/ Matt Brown
Name:	Matt Brown
Title:	Manager – Authorized Person

Signature Page to Amendment No. 2 to Amended and Restated Secured Promissory Note